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                                   EXHIBIT 4.2


                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                 EMPLOYEE 401(K) RETIREMENT PLAN ENROLLMENT FORM


INFORMATION ABOUT YOU

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Name (First, M.I., Last)                              Social Security Number

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Street Address                                        Date of Birth

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City                               State              Zip


DO YOU WANT TO PARTICIPATE?

___ Yes, I want to join the Plan.

I want to contribute a portion of my salary to the Plan on a pre-tax basis. (Range 1-15% of salary) ____________% (Must be whole percent.)

___ No, I do not want to join the Plan at this time. I understand that I will not be able to join the Plan until the next entry date.


YOUR INVESTMENT CHOICES

Complete the following chart to tell us how you want to invest all plan contributions. The investment percentages must total 100%. Use increments of 1%.

Auto Cash Mgmt.   ________         Equity Income Fd.      ________
Fed. Bond Fund    ________         Small Cap. Strategies  ________
High Yield Tr.    ________         Int'l. Equity          ________
Max. Cap. Fd.     ________         Stock & Bond Fd.       ________
Stock Trust       ________         DCB Fin'l. Corp.       ________


APPROVAL

I certify that the information above is accurate and complete. If I have chosen to participate, I give my permission to contribute a portion of my salary to the Plan according to the instructions above.


Your signature:                                      Date:
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EMPLOYER USE ONLY

Frequency of payroll (circle one)

weekly,  bi-weekly,  monthly,  semi-monthly,  quarterly,  annually

Hire Date:                              Participation Date:
          -----------------------                          ---------------------

Eligibility Date:                       Years of Service:
                 ----------------                        -----------------------

Special ID Number:                      Location Code:
                  ---------------                     --------------------------


ADDITIONAL INFORMATION FOR REHIRES:

Prior employment:  From                          to
                       -------------------------    -----------------------

Is prior distribution being paid back?  Yes (Notify EPIC)  or   No

I certify that this participant meets the Plan eligibility requirements.


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Company Representative                               Date